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Filed Pursuant to Rule 424(b)(3)
Registration Number 333-227932

The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated December 11, 2018.

Preliminary Prospectus Supplement
(To Prospectus dated October 22, 2018)

1,504,082 Shares

ANGI Homeservices Inc.

Class A Common Stock

          All of the shares of ANGI Homeservices Inc.'s Class A Common Stock in this offering are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the shares by the selling stockholders.

          Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol "ANGI." The last sale price of our Class A Common Stock as reported on the Nasdaq Global Select Market on December 10, 2018 was $16.69 per share.

          Investing in our Class A Common Stock involves risks. See "Risk Factors" section beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus, and on page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 incorporated by reference herein.

	Per Share	Total

Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to the selling stockholders	$	$

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The underwriter expects to deliver the shares of Class A Common Stock through the book-entry facilities of the Depository Trust Company on or about                          , 2018.

Goldman Sachs & Co. LLC

The date of this prospectus supplement is                           , 2018.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document consists of two parts: a prospectus supplement and an accompanying prospectus, dated October 22, 2018. The first part is this prospectus supplement, which describes the terms of this offering of our Class A Common Stock and adds to and updates information contained or incorporated by reference in the accompanying prospectus. The second part, the accompanying prospectus, dated October 22, 2018, gives more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholders may sell the securities described in the accompanying prospectus in one or more offerings. You should read (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by or on behalf of us or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in this prospectus supplement and the accompanying prospectus under the heading "Where You Can Find More Information."

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus prepared by us or on our behalf. None of us, the selling stockholders or the underwriter have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of us, the selling stockholders or the underwriter are making an offer to sell these shares of Class A Common Stock in any jurisdiction where the offer or sale is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

          The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference will automatically update and supersede this information. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document. You should not assume that the information in this prospectus supplement and the accompanying prospectus or any other offering materials is accurate as of any date other than the date on the front of each document or that information incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such date.

          This prospectus supplement and the accompanying prospectus summarize certain documents and other information to which we refer you for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of us and the terms of this offering and our Class A Common Stock, including the merits and risks involved.

S-ii

          We, the selling stockholders, the underwriter and its affiliates and agents are not making any representation to any purchaser of shares of our Class A Common Stock regarding the legality of the purchaser's investment in our shares of Class A Common Stock. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our shares of Class A Common Stock.

          In this prospectus, unless otherwise specified or the context requires otherwise, the terms "ANGI Homeservices," the "Company," "we," "us" and "our" refer to ANGI Homeservices Inc. and its subsidiaries. References to the "SEC" refer to the Securities and Exchange Commission.

S-iii

 FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein may contain certain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to our future financial performance, business prospects and strategy, anticipated trends and prospects in home services industry, expected synergies and other benefits to be realized following the combination of the HomeAdvisor Business (as defined below) and Angie's List, Inc. on September 29, 2017 (the "Combination") and other similar matters. "HomeAdvisor Business" means the businesses and operations of the HomeAdvisor segment of IAC/InterActiveCorp ("IAC"), our controlling stockholder, as reported in IAC's filings with the SEC.

          These forward-looking statements are based on our management's current expectations and assumptions about future events as of the date of this prospectus supplement, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) our ability to compete effectively against current and future competitors, (ii) the failure or delay of the home services market to migrate online, (iii) adverse economic events or trends, particularly those that adversely impact consumer confidence and spending behavior, (iv) our ability to establish and maintain relationships with quality service professionals, (v) our ability to build, maintain and/or enhance our various brands, (vi) our ability to market our various products and services in a successful and cost-effective manner, (vii) our continued ability to communicate with consumers and service professionals via e-mail or an effective alternative means of communication, (viii) our ability to introduce new and enhanced products and services that resonate with consumers and service professionals and that we are able to effectively monetize, (ix) our ability to realize the expected benefits of the Combination within the anticipated time frames or at all, (x) the integrity, efficiency and scalability of our technology systems and infrastructures (and those of third parties) and our ability to enhance, expand and adapt our technology systems and infrastructures in a timely and cost-effective manner, (xi) our ability to protect our information technology systems and infrastructures from cyberattacks (and those of third parties) and to protect personal and confidential user information, (xii) the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, (xiii) our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, (xiv) our ability to operate (and expand into) international markets successfully, (xv) operational and financial risks relating to acquisitions, (xvi) changes in key personnel, (xvii) increased costs and strain on our management as a result of operating as a new public company, (xviii) adverse litigation outcomes and (xix) various risks related to our relationship with IAC and our outstanding indebtedness. Certain of these and other risks and uncertainties are discussed on page S-4 of this prospectus supplement and in our filings with the SEC, including in Part I — Item 1A — Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

          Other unknown or unpredictable factors that could also adversely affect our business, financial condition and operating results may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this prospectus supplement and the accompanying prospectus may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this prospectus supplement. We do not undertake to update these forward-looking statements.

S-iv

SUMMARY

          This summary highlights certain information about our business and about this offering of Class A Common Stock contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our Class A Common Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled "Risk Factors," and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

 Our Company

          We connect millions of homeowners to home service professionals through our portfolio of digital home service brands, including HomeAdvisor®, Angie's List® and Handy. Combined, these leading marketplaces have collected more than 15 million reviews over the course of 20 years, allowing homeowners to research, match and connect on-demand to the largest network of service professionals online, through our mobile apps, or by voice assistants. We own and operate brands in eight countries.

          We have two operating segments: (i) North America (United States and Canada), which primarily includes the HomeAdvisor digital marketplace, Angie's List, Handy, mHelpDesk and HomeStars, and (ii) Europe, which includes Travaux.com, MyHammer, MyBuilder, Werkspot and Instapro.

          We own and operate the HomeAdvisor digital marketplace service in the United States (the "Marketplace"), which connects consumers with service professionals nationwide for home repair, maintenance and improvement projects. The Marketplace provides consumers with tools and resources to help them find local, pre-screened and customer-rated service professionals, as well as instantly book appointments with those professionals online. The Marketplace also connects consumers with service professionals instantly by telephone, as well as offers several home services-related resources, such as cost guides for different types of home services projects.

          We also own and operate Angie's List, which connects consumers with service professionals for local services through a nationwide online directory of service professionals. Angie's List also provides consumers with valuable tools, services and content, including more than ten million verified reviews of local service professionals, to help them research, shop and hire for local services. We provide consumers with access to the Angie's List nationwide online directory and related basic tools and services free of charge.

          We also operate several international businesses that connect consumers with home service professionals. These international businesses include: (i) MyHammer, Travaux and Werkspot, the leading home services marketplaces in Germany, France and the Netherlands, respectively, (ii) MyBuilder, HomeStars and Instapro, leading home services marketplaces in the United Kingdom, Canada and Italy, respectively, and (iii) the Austrian operations of MyHammer. We own controlling interests in MyHammer, MyBuilder and HomeStars and wholly-own Travaux, Werkspot and Instapro. The business models of our international businesses vary by jurisdiction and differ in certain respects from the Marketplace business model.

 Company Information

          We were incorporated in the State of Delaware on April 13, 2017 as Halo TopCo, Inc., a wholly-owned subsidiary of IAC, and changed our name to ANGI Homeservices Inc. on May 4, 2017. We are a holding company that was formed to facilitate the Combination. Following the completion of the Combination on September 29, 2017, we became a newly traded public company, with our Class A Common Stock commencing trading on The Global Select Market of The Nasdaq Stock Market LLC under the ticker symbol "ANGI" on October 2, 2017.

          Our principal executive offices are located at 14023 Denver West Parkway, Building 64, Golden, Colorado 80401 and our telephone number is (303) 963-7200. We maintain a website at www.angihomeservices.com. The information on, or accessible through, our website or the websites of any of our brands and businesses is not part of this prospectus supplement and the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to the shares of Class A Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus.

 THE OFFERING

          The summary below describes the principal terms of this offering. The "Description of Capital Stock" section of the accompanying prospectus contains a more detailed description of the shares of our Class A Common Stock.

Issuer	ANGI Homeservices Inc.
Class A Common Stock offered by the selling stockholders	1,504,082 shares
Class A Common Stock outstanding immediately before and after this offering	80,198,354 shares
Use of proceeds

The selling stockholders will receive all of the net proceeds from the sale of the Class A Common Stock in this offering. We will not receive any proceeds from the sale of our Class A Common Stock by the selling stockholders. See "Use of Proceeds."

Nasdaq trading symbol	"ANGI"
Risk factors

Investing in our shares of Class A Common Stock involves risks. You should carefully consider the information set forth in the section entitled "Risk Factors" in this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of certain of the risks you should consider before deciding whether to invest in our shares of Class A Common Stock.

          Unless otherwise indicated, the number of shares of Class A Common Stock shown to be outstanding after this offering is based on the number of shares outstanding as of November 28, 2018. This number excludes 420,980,478 shares of Class B Common Stock, all of which are beneficially owned by IAC and convertible at the holder's option into Class A Common Stock on a one-for-one basis. Holders of Class B Common Stock are entitled to ten votes per share on all matters to be voted upon by stockholders. See "Description of Capital Stock" in the accompanying prospectus.

RISK FACTORS

          Investing in our Class A Common Stock involves risks. You should read the risk factors and other cautionary statements, including those described under the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

          The risks incorporated by reference in this prospectus supplement and the accompanying prospectus, any of which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. In that case, the value or trading price of our Class A Common Stock could decline, and you could lose part or all of your investment.

 USE OF PROCEEDS

          The selling stockholders will receive all of the net proceeds from the sale of the shares of the Class A Common Stock in this offering. We will not receive any proceeds from the sale of shares of our Class A Common Stock by the selling stockholders. See "Selling Stockholders."

 PRICE RANGE OF CLASS A COMMON STOCK

          Our Class A Common Stock is listed on The Global Select Market of Nasdaq under the ticker symbol "ANGI." The following table sets forth for the periods indicated the high and low sale prices per share of our Class A Common Stock as reported on The Global Select Market:

	High	Low

2017
Fourth Quarter 2017 (commencing on October 2, 2017)	$13.74	$10.24
2018
First Quarter 2018	$15.77	$10.57
Second Quarter 2018	$16.61	$12.65
Third Quarter 2018	$23.95	$15.11
Fourth Quarter 2018 (through December 10, 2018)	$23.66	$15.96

          On December 10, 2018, the last reported sale price of our Class A Common Stock on the Nasdaq Global Select Market was $16.69 per share.

 SELLING STOCKHOLDERS

          The following table sets forth information with respect to (i) the current beneficial ownership of the selling stockholders prior to this offering, (ii) the number of shares of Class A Common Stock being offered by the selling stockholders hereby and (iii) information with respect to shares of Class A Common Stock to be beneficially owned by the selling stockholders after completion of this offering. The following table and accompanying footnotes show information with respect to the beneficial ownership of our Class A Common Stock, as of November 28, 2018, held by the selling stockholders named herein. The percentages below for Class A Common Stock owned before this offering are based on 80,198,354 shares of Class A Common Stock outstanding as of November 28, 2018. Percentage ownership of our Class A Common Stock after this offering assumes the sale of all shares of Class A Common Stock offered in this offering. Beneficial ownership is determined under SEC rules and regulations and generally includes voting or investment power over securities. Except as indicated in the footnotes to this table, we believe that the selling stockholders identified in the table below possess sole voting and investment power over all shares of equity securities shown as beneficially owned by the selling stockholders.

          This offering of Class A Common Stock is being made pursuant to a registration rights agreement, dated as of October 19, 2018 (the "Registration Rights Agreement") among us and the stockholders named therein, including the selling stockholders, with such modifications to certain terms and conditions in the Registration Rights Agreement as agreed to among the Company and the selling stockholders.

          The selling stockholders will receive all of the net proceeds from the sale of shares of Class A Common Stock in this offering. We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholders. Immediately after completion of this offering, each of the selling stockholders will beneficially own the number and percentage of Class A Common Stock as noted in the following table.

	Shares of Class A Common Stock Beneficially Owned Prior to Offering		Number of Shares of Class A Common Stock Being Offered by this Prospectus	Shares of Class A Common Stock Beneficially Owned After Offering

Name of Selling Stockholder	Number	Percent	Supplement	Number	Percent
Entities affiliated with General Catalyst(1)	1,504,082	1.88%	1,504,082	—	—%

(1)
Consists of 1,473,332 shares held by General Catalyst Group V, LP ("GC Group V") and 30,750 shares held by GC Entrepreneurs Fund V, LP ("GC Entrepreneurs"). General Catalyst GP V, LLC ("GP V LLC") is the general partner of General Catalyst Partners V, L.P. ("GP V LP"), which is the general partner of GC Group V and GC Entrepreneurs. Each of David Fialkow and Joel Cutler is a managing director of GP V LLC and may be deemed to share voting and investment power over the shares held of record and by GC Group V and GC Entrepreneurs. Each of GP V LLC, GP V LP, David Fialkow and Joel Cutler disclaims beneficial ownership of all shares held by the foregoing entities. The business address of these accounts is 20 University Road, Suite 450, Cambridge, MA 02138.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

          The following is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Common Stock acquired in this offering by a Non-U.S. Holder (as defined below) as of the date hereof. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service ("IRS"), each as in effect as of the date hereof. These authorities are subject to change or different interpretations, possibly on a retroactive basis, and any such change or different interpretation could affect the accuracy of the statements and conclusions set forth in this summary.

          For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of our Class A Common Stock that is, for U.S. federal income tax purposes, neither a partnership nor any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons with respect to all of its substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

          If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships and partners in a partnership considering an investment in our Class A Common Stock should consult their tax advisors about the U.S. federal income tax considerations applicable to them in their particular circumstances.

          This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular Non-U.S. Holders in light of their individual circumstances, including Non-U.S. Holders that are subject to special rules, such as, U.S. expatriates, banks or other financial institutions, insurance companies, brokers or dealers in securities or currencies, traders that elect to mark-to-market their securities, controlled foreign corporations, passive foreign investment companies, Non-U.S. Holders subject to the alternative minimum tax, or Non-U.S. Holders who hold shares of our Class A Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment. Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and non-U.S. tax considerations applicable to the ownership and disposition of our Class A Common Stock that may be relevant to them.

          This summary does not discuss any U.S. federal tax consequences other than income tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax imposed on certain net investment income. In addition, this summary applies only to Non-U.S. Holders that hold our Class A Common Stock as a capital asset within the meaning of the Code (generally, property held for investment purposes).

          EACH NON-U.S. HOLDER SHOULD CONSULT ITS TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK.

Distributions on Our Class A Common Stock

          Distributions with respect to our Class A Common Stock will be treated as dividend income to the extent such distributions are paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, the excess will generally be treated first as a return of capital to the extent of the Non-U.S. Holder's adjusted tax basis in our Class A Common Stock (and will reduce the Non-U.S. Holder's basis in such Class A Common Stock, determined on a share by share basis (but not below zero)) and thereafter as capital gain from the sale or exchange of such Class A Common Stock, subject to the tax treatment described below in "— Sale, Exchange, or Other Taxable Disposition of Common Stock." Generally, the gross amount of dividends paid to Non-U.S. Holders will be subject to withholding of U.S. federal income tax at a rate of 30% or at a lower rate if an applicable income tax treaty so provides and the applicable withholding agent has received proper certification as to the application of that treaty.

          Unless an applicable income tax treaty provides otherwise, dividends that are "effectively connected" with a Non-U.S. Holder's conduct of a trade or business within the United States are generally subject to U.S. federal income tax on a net basis at regular graduated rates, in the same manner as if the Non-U.S. Holder were a United States person (as defined in the Code), and are exempt from the 30% withholding tax described above, provided that certain certification requirements are satisfied. A Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to a "branch profits tax" at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty on its effectively connected earnings and profits, subject to adjustments.

          To claim the benefits of an applicable income tax treaty or an exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a Non-U.S. Holder will generally be required to provide a properly executed Internal Revenue Service ("IRS") Form W-8BEN or W-8BEN-E (if the holder is claiming the benefits of an income tax treaty) or IRS Form W-8ECI (for income effectively connected with the conduct of a trade or business in the United States) or other suitable form. A Non-U.S. Holder eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of the treaty.

Sale, Exchange, or Other Taxable Disposition of Class A Common Stock

          A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on the sale, exchange, or other taxable disposition of our Class A Common Stock, unless:

  •
  in the case of a Non-U.S. Holder that is a non-resident alien individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition, and certain other conditions are met;

  •
  the gain is "effectively connected" with such Non-U.S. Holder's conduct of a trade or business within the United States; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or the period that such Non-U.S. Holder held such Class A Common Stock and either (a) our Class A Common Stock was not treated as regularly traded on an established securities market during a relevant period in the calendar year in which the sale, exchange, or other taxable disposition occurs, or (b) such Non-U.S. Holder owns or owned (actually or constructively) more than 5% of our Class A Common Stock at any time during the shorter of the two periods described above.

          Although there can be no assurance, we do not believe that we are, or have been, and we do not anticipate becoming, a "United States real property holding corporation" for U.S. federal income tax purposes. If any gain recognized on a sale, exchange, or other taxable disposition of our Class A Common Stock is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, such Non-U.S. Holder will generally be subject to U.S. federal income tax on the net gain from the disposition of our Class A Common Stock at regular graduated rates in the same manner as if such Non-U.S. Holder were a United States person as defined in the Code unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a foreign corporation, may also be subject to a branch profits tax at a rate of 30% (or a lower applicable treaty rate) on its effectively connected earnings and profits, subject to adjustments. If a Non-U.S. Holder is an individual that is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, the Non-U.S. Holder will generally be subject to U.S. federal income tax at a rate of 30% (unless otherwise provided by an applicable treaty) on any capital gain recognized on the disposition of our Class A Common Stock, which may be offset by certain U.S.-source capital losses.

Foreign Account Tax Compliance Act

          Withholding at a rate of 30% will generally be required in certain circumstances on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, shares of our Class A Common Stock held by certain foreign financial institutions (whether such foreign financial institution is the beneficial owner or an intermediary and including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities or (iii) qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Class A Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, our Class A Common Stock held by a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (x) certifies to the applicable withholding agent that such entity does not have any "substantial United States owners" or (y) provides certain information regarding the entity's "substantial United States owners," which information the applicable withholding agent will be required in turn to provide to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our Class A Common Stock.

 UNDERWRITING

          The Company, the selling stockholders and the underwriter named below (the "underwriter") have entered into an underwriting agreement with respect to the Class A Common Stock (the "shares") being offered. Subject to certain conditions, the underwriter has agreed to purchase from the selling stockholders, and the selling stockholders have agreed to sell to the underwriter, the number of shares listed next to its name indicated in the following table.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	1,504,082

Total	1,504,082

          The underwriter is committed to take and pay for all of the shares being offered, if any are taken.

          The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholders.

Paid by the Selling Stockholders
Per Share	$
Total	$

          Shares sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $             per share from the initial public offering price. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

          The Company estimates that the total expenses of the offering payable by the Company, excluding underwriting discounts and commissions, which will be paid by the selling stockholders, will be approximately $             .

          The Company and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

          In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

          Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the Company's stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, NASDAQ NMS or relevant exchange, in the over-the-counter market or otherwise.

          The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

          The underwriter and its affiliates are a full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

          In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relative Member State") an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:

  •
  To any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  To fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or

  •
  In any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer or shares of our common stock shall result in a requirement for the publication by us or any Brazilian placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer to public" in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU and includes any relevant implementing measure in the Relevant Member State.

          This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

          In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Canada

          The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

          Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

          Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

          The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

          This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

          Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32")

          Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

          The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

          Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters will be passed upon for the underwriter by Cahill Gordon & Reindel LLP.

EXPERTS

          The consolidated and combined financial statements and the related notes and the financial statement schedule of ANGI Homeservices appearing in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements and the related notes and the financial statement schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other required information with the SEC. The public may read and copy any materials on file with the SEC at www.sec.gov.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 14, 2018;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018 and revised on May 1, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 10, 2018, August 9, 2018 and November 9, 2018, respectively;

  •
  our Current Reports on Form 8-K, filed with the SEC on June 29, 2018, October 12, 2018 (as amended on November 8, 2018), October 22, 2018 and November 9, 2018; and

  •
  the description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 28, 2017, and any amendment or report filed for the purpose of updating such description.

          All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) under the Exchange Act after the date of this prospectus supplement shall also be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.

          We will provide without charge upon written or oral request to each person to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to those documents. Requests should be directed to:

    Corporate Secretary
    ANGI Homeservices Inc.
    14023 Denver West Parkway
    Building 64
    Golden, CO 80401
    Telephone: (303) 963-7200

          We maintain a website at www.angihomeservices.com. The information on, or accessible through, our website or the websites of any of our brands and businesses is not part of this prospectus supplement and the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to the shares of Class A Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus.

Prospectus

ANGI Homeservices Inc.

7,482,167 Shares of Class A Common Stock

        This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus of up to 7,482,167 shares of our Class A Common Stock, par value $0.001 per share. We are registering the offer and sale of these shares of Class A Common Stock to satisfy our obligations pursuant to a registration rights agreement, dated October 19, 2018, among us and the selling stockholders. See "Selling Stockholders." The registration of these shares of Class A Common Stock does not necessarily mean that any of the shares of Class A Common Stock will be offered or sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of Class A Common Stock by the selling stockholders.

        The selling stockholders may sell the shares of Class A Common Stock described in this prospectus through public or private transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. See "Plan of Distribution."

        Our Class A Common Stock is listed on The Nasdaq Global Select Market ("Nasdaq") under the trading symbol "ANGI." On October 19, 2018, the last reported sales price of our Class A Common Stock was $19.31 per share.

        Investing in our Class A Common Stock involves a number of risks. You should read the section entitled "Risk Factors" beginning on page 4 of this prospectus before buying our Class A Common Stock. Information regarding risks involved when investing in our Class A Common Stock are also included in documents incorporated by reference into this prospectus and may also be included in any prospectus supplement(s) and/or documents incorporated by reference therein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares of Class A Common Stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 22, 2018

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" (as defined in Rule 405 under the Securities Act). Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders identified in this prospectus may sell, from time to time, the shares of Class A Common Stock covered by this prospectus in one or more offerings. See "Plan of Distribution."

        We may provide a prospectus supplement containing specific information about the terms of a particular offering by any of the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should also carefully read the additional information and documents described under "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement prepared by us or on our behalf. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these shares of Class A Common Stock in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information in the registration statement, this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document or that information incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such date.

        The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

        In this prospectus, unless otherwise specified or the context requires otherwise, the terms "ANGI Homeservices," the "Company," "we," "us" and "our" refer to ANGI Homeservices Inc. and its subsidiaries.

Trademarks, Service Marks and Trade Names

        This prospectus contains references to our: (i) trademarks, service marks or trade names or (ii) trademarks or service marks for which we have pending applications or common law rights. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement(s) and the documents incorporated by reference herein or therein may contain certain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to our future financial performance, business prospects and strategy, anticipated trends and prospects in home services industry, expected synergies and other benefits to be realized following the combination of the HomeAdvisor Business (as defined below) and Angie's List, Inc. on September 29, 2017 (the "Combination") and other similar matters. "HomeAdvisor Business" means the businesses and operations of the HomeAdvisor segment of IAC/InterActiveCorp ("IAC"), our controlling stockholder, as reported in IAC's filings with the SEC.

        These forward-looking statements are based on our management's current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) our ability to compete effectively against current and future competitors, (ii) the failure or delay of the home services market to migrate online, (iii) adverse economic events or trends, particularly those that adversely impact consumer confidence and spending behavior, (iv) our ability to establish and maintain relationships with quality service professionals, (v) our ability to build, maintain and/or enhance our various brands, (vi) our ability to market our various products and services in a successful and cost-effective manner, (vii) our continued ability to communicate with consumers and service professionals via e-mail or an effective alternative means of communication, (viii) our ability to introduce new and enhanced products and services that resonate with consumers and service professionals and that we are able to effectively monetize, (ix) our ability to realize the expected benefits of the Combination within the anticipated time frames or at all, (x) the integrity, efficiency and scalability of our technology systems and infrastructures (and those of third parties) and our ability to enhance, expand and adapt our technology systems and infrastructures in a timely and cost-effective manner, (xi) our ability to protect our systems from cyberattacks and to protect personal and confidential user information, (xii) the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, (xiii) our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, (xiv) our ability to operate (and expand into) international markets successfully, (xv) operational and financial risks relating to acquisitions, (xvi) changes in key personnel, (xvii) increased costs and strain on our management as a result of operating as a new public company, (xviii) adverse litigation outcomes and (xix) various risks related to our relationship with IAC and our outstanding indebtedness. Certain of these and other risks and uncertainties are discussed on page 4 of this prospectus and in our filings with the SEC, including in Part I-Item 1A-Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (our "2017 Form 10-K").

        Other unknown or unpredictable factors that could also adversely affect our business, financial condition and operating results may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this prospectus may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this prospectus. We do not undertake to update these forward-looking statements.

 ANGI HOMESERVICES INC.

        We connect millions of homeowners to home service professionals through our portfolio of digital home service brands, including HomeAdvisor® and Angie's List®. Combined, these leading marketplaces allow homeowners to match, research and connect on-demand to the largest network of service professionals either online, through our mobile apps or by voice assistants. The network of service professionals across our platforms is supported by approximately 15 million consumer reviews submitted on hundreds of thousands of service professionals, collected over the course of over 20 years. We own and operate brands in eight countries.

        We have two operating segments: (i) North America, which primarily includes the HomeAdvisor digital marketplace, Angie's List, mHelpDesk and HomeStars, and (ii) Europe, which includes Travaux.com, MyHammer, MyBuilder, Werkspot and Instapro.

        We own and operate the HomeAdvisor digital marketplace service in the United States (the "Marketplace"), which connects consumers with service professionals nationwide for home repair, maintenance and improvement projects. The Marketplace provides consumers with tools and resources to help them find local, pre-screened and customer-rated service professionals, as well as instantly book appointments with those professionals online. The Marketplace also connects consumers with service professionals instantly by telephone, as well as offers several home services-related resources, such as cost guides for different types of home services projects.

        We also own and operate Angie's List, which connects consumers with service professionals for local services through a nationwide online directory of service professionals. Angie's List also provides consumers with valuable tools, services and content, including more than ten million verified reviews of local service professionals, to help them research, shop and hire for local services. We provide consumers with access to the Angie's List nationwide online directory and related basic tools and services free of charge.

        We also operate several international businesses that connect consumers with home service professionals. These international businesses include: (i) MyHammer, Travaux and Werkspot, the leading home services marketplaces in Germany, France and the Netherlands, respectively, (ii) MyBuilder, HomeStars and Instapro, leading home services marketplaces in the United Kingdom, Canada and Italy, respectively, and (iii) the Austrian operations of MyHammer. We own controlling interests in MyHammer, MyBuilder and HomeStars and wholly-own Travaux, Werkspot and Instapro. The business models of our international businesses vary by jurisdiction and differ in certain respects from the Marketplace business model.

        Our principal executive offices are located at 14023 Denver West Parkway, Building 64, Golden, CO 80401 and our telephone number is (303) 963-7200. We maintain a website at www.angihomeservices.com. The information on, or accessible through, our website or the websites of any of our brands and businesses is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the shares of Class A Common Stock offered pursuant to this prospectus.

 RISK FACTORS

        Investing in our Class A Common Stock involves risks. See the risk factors described in Part I-Item 1A-Risk Factors of our 2017 Form 10-K and those contained in our other filings with the SEC that are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as other information included or incorporated by reference into this prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our Class A Common Stock to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        The selling stockholders will receive all of the net proceeds from the sale of any shares of Class A Common Stock under this prospectus. The Company is not selling any shares of Class A Common Stock under this prospectus and it will not receive any proceeds from the sale of any shares of Class A Common Stock by the selling stockholders.

SELLING STOCKHOLDERS

        In connection with the consummation of our acquisition of Handy Technologies, Inc. ("Handy") on October 19, 2018 (the "Acquisition") pursuant to the terms of an acquisition agreement dated September 29, 2018, we issued an aggregate of 7,482,167 shares of our Class A Common Stock to the selling stockholders. The selling stockholders were equity holders in Handy and received shares of Class A Common Stock as consideration in the Acquisition in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act. Concurrently with the closing of the Acquisition, we also entered into the registration rights agreement with the selling stockholders (the "Registration Rights Agreement"), whereby we agreed to file with the SEC a registration statement on Form S-3 in accordance with Rule 415 under the Securities Act to register the shares of our Class A Common Stock that we issued to the selling stockholders pursuant to the Acquisition.

        The registration statement of which this prospectus forms a part covers the public resale of the shares of Class A Common Stock beneficially owned by the selling stockholders listed in the table below. The selling stockholders may from time to time offer and sell, pursuant to this prospectus and in accordance with the Registration Rights Agreement, any or all of the shares of Class A Common Stock beneficially owned by them and covered by this prospectus. The selling stockholders may sell some, all or none of the shares of Class A Common Stock covered by this prospectus and make no representations that such shares will be offered for sale.

        As used in this prospectus, the term "selling stockholders" includes only the selling stockholders listed below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholders' interest in our Class A Common Stock other than through a public sale. Information about the selling stockholders and certain transferees may change over time. Any changed information will be set forth in prospectus supplements, if required. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

        The table below presents information regarding the selling stockholders and the shares of Class A Common Stock that they may offer and sell pursuant to this prospectus. Beneficial ownership is determined in accordance with applicable SEC rules, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them. All selling stockholder information has been furnished by or on behalf of the selling stockholders.

	Shares of Class A Common Stock Beneficially Owned Prior to Offering(1)(2)			Shares of Class A Common Stock Beneficially Owned After Offering(1)(2)
			Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus
Name of Selling Stockholder	Number	Percent		Number	Percent
Entities affiliated with General Catalyst(3)	1,504,082	2.04%	1,504,082	—	—
Entities affiliated with Highland Capital Partners(4)	1,326,725	1.80%	1,326,725	—	—
Revolution Growth II, LP(5)	1,355,416	1.84%	1,355,416	—	—
Affiliates of FMR LLC(6)	2,043,525	3.27%	1,275,280	1,128,245	1.53%
Addventure V Limited(7)	510,112	*	510,112	—	—
Oisin Hanrahan(8)	216,971	*	216,971	—	—
Umang Dua(9)	215,157	*	215,157	—	—
TPG Handy Holdings, LP(10)	331,573	*	331,573	—	—
Hydrazine Capital, LLC(11)	86,720	*	86,720	—	—
Mostafa Group, LLC(12)	102,022	*	102,022	—	—
Tusk Ventures LLC(13)	103,649	*	103,649	—	—
Sound Ventures, LLC(14)	51,011	*	51,011	—	—
All other selling stockholders who beneficially own, in the aggregate, less than 1% of our Class A Common Stock	403,449	*	403,449	—	—

*
Represents beneficial ownership of less than 1%.

(1)
The percentage of beneficial ownership prior to this offering is based on 66,073,192 shares of Class A Common Stock outstanding as of September 30, 2018 plus 7,482,167 shares of Class A Common Stock covered by this prospectus.

(2)
Assumes that all the shares of the selling stockholders covered by this prospectus are sold, and that the selling stockholders do not acquire any additional shares of Class A Common Stock before the completion of this offering. However, because the selling stockholders can offer all, some, or none of their shares of Class A Common Stock, no definitive estimate can be given as to the number of shares that the selling stockholder will ultimately offer or sell under this prospectus.

(3)
Consists of 1,473,332 shares held by General Catalyst Group V, LP ("GC Group V") and 30,750 shares held by GC Entrepreneurs Fund V, LP ("GC Entrepreneurs"). General Catalyst GP V, LLC ("GP V LLC") is the general partner of General Catalyst Partners V, L.P. ("GP V LP"), which is the general partner of GC Group V and GC Entrepreneurs. Each of David Fialkow, Joel Cutler and Hemant Taneja is a managing director of GP V LLC and may be deemed to share voting and investment power over the shares held of record and by GC Group V and GC Entrepreneurs. Each of GP V LLC, GP V LP, David Fialkow, Joel Cutler and Hemant Taneja disclaims beneficial ownership of all shares held by the foregoing entities. The business address of these accounts is 20 University Road, Suite 450, Cambridge, MA 02138.

(4)
Consists of (i) 275,610 shares held by Highland Capital Partners VII Limited Partnership, (ii) 66,784 shares held by Highland Capital Partners VII-B Limited Partnership, (iii) 97,258 shares held by Highland Capital Partners VII-C Limited Partnership, (iv) 8,634 shares held by Highland Entrepreneurs' Fund VII Limited Partnership, (v) 637,422 shares held by Highland Capital Partners VIII Limited Partnership, (vi) 9,879 shares held by Highland Capital Partners VIII-B Limited Partnership and (vii) 231,138 shares held by Highland Capital Partners VIII-C Limited

  Partnership. Highland Management Partners VII Limited Partnership, a Delaware limited partnership ("HMP VII LP"), is the general partner of the Highland Capital Partners VII Limited Partnership, Highland Capital Partners VII-B Limited Partnership, Highland Capital Partners VII-C Limited Partnership and Highland Entrepreneurs' Fund VII Limited Partnership (collectively, the "Highland VII Investing Entities"). Highland Management Partners VII, LLC, a Delaware limited liability company ("HMP VII LLC"), is the general partner of HMP VII LP. Paul A. Maeder, Sean M. Dalton, Robert J. Davis, Daniel J. Nova and Corey M. Mulloy are the managing members of HMP VII LLC (the "Highland Managing Members"). HMP VII LLC, as the general partner of the general partner of the Highland VII Investing Entities may be deemed to have beneficial ownership of the shares held by the Highland VII Investing Entities. The Highland Managing Members have shared power over all investment decisions of HMP VII LLC and therefore may be deemed to share beneficial ownership of the shares held by the Highland VII Investing Entities. Each Highland Managing Member disclaims beneficial ownership of the shares held by the Highland VII Investing Entities. Each of HMP VII LLC and HMP VII LP disclaims beneficial ownership of the shares held by the Highland VII Investing Entities.
  Highland Management Partners VIII Limited Partnership, a Cayman exempted limited partnership ("HMP VIII LP"), is the general partner of Highland Capital Partners VIII Limited Partnership, Highland Capital Partners VIII-B Limited Partnership and Highland Capital Partners VIII-C Limited Partnership (together, the "Highland VIII Investing Entities"). Highland Management Partners VIII Limited, a company incorporated under the laws of the Cayman Islands ("HMP VIII Ltd."), is the general partner of HMP VIII LP. Paul A. Maeder, Sean M. Dalton, Robert J. Davis, Daniel J. Nova and Corey M. Mulloy are the directors of HMP VIII Ltd. (the "Highland Directors"). HMP VIII Ltd., as the general partner of the general partner of the Highland VIII Investing Entities may be deemed to have beneficial ownership of the shares held by the Highland VIII Investing Entities. The Highland Directors have shared power over all investment decisions of HMP VIII Ltd. and therefore may be deemed to share beneficial ownership of the shares held by the Highland VIII Investing Entities. Each Highland Director disclaims beneficial ownership of the shares held by the Highland VIII Investing Entities. Each of HMP VIII Ltd. and HMP VIII LP disclaims beneficial ownership of the shares held by the Highland VIII Investing Entities.
  The principal business address of these accounts is One Broadway, 16th Floor, Cambridge, MA 02142.

(5)
Steven J. Murray is the operating manager of Revolution Growth UGP II, LLC, the general partner of Revolution Growth GP II, LP, which is the general partner of Revolution Growth II, LP. Revolution Growth UGP II, LLC, Revolution Growth GP II, LP and Mr. Murray may be deemed to have voting and dispositive power with respect to these shares. The business address of these accounts is 1717 Rhode Island Avenue, NW, 10th Floor, Washington, DC 20036.

(6)
Consists of 1,057,296 shares held by Fidelity Contrafund: Fidelity Contrafund, 91,774 shares held by Fidelity Contrafund Commingled Pool, 1,966 shares held by Fidelity OTC Commingled Pool and 1,252,489 shares held by Fidelity Securities Fund: Fidelity OTC Portfolio.

These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC.

  Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
  Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the "Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co."), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' boards of trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds' boards of trustees. The business address of these accounts is 245 Summer Street, Boston, MA 02210. The Fidelity Funds are affiliates of registered broker-dealers.

(7)
Pavel Terentev and Maxim Medvedev are the controlling persons of AddVenture V Limited and may be deemed to have voting and dispositive power with respect to these shares. The business address of these accounts is 5, Temislocles Dervis Str., Elenion Building, 1066, Nicosia, Cyprus.

(8)
Mr. Hanrahan's principal business address is 53 West 23rd Street, 3rd Floor, New York, NY 10011.

(9)
Mr. Dua's principal business address 53 West 23rd Street, 3rd Floor, New York, NY 10011.

(10)
The general partner of TPG Handy Holdings, LP is TPG Growth II Advisors, Inc. David Bonderman and James G. Coulter are the shareholders of TPG Growth II Advisors, Inc. Each of TPG Growth II Advisors, Inc., Mr. Bonderman and Mr. Coulter may be deemed to have voting and dispositive power with respect to these shares. TPG Handy Holdings, LP has represented to us that it is an affiliate of a registered broker-dealer and that it acquired the shares to be resold in the ordinary course of business and, at the time of the acquisition of such shares, it had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The business address of these accounts is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(11)
Sam Altman is the controlling person of Hydrazine Capital, LLC and may be deemed to have voting and dispositive power with respect to these shares. The business address of these accounts is 29 Dorland Street, San Francisco, CA 94110.

(12)
The business address of these accounts is 956 Bellview Road, McLean, VA 22102.

(13)
Bradley Tusk is the CEO of Tusk Ventures LLC and may be deemed to have voting and dispositive power with respect to these shares. The business address of these accounts is 251 Park Avenue South, 8th Floor, New York, NY 10010.

(14)
Live Nation Entertainment, Inc. is the parent entity of Sound Ventures, LLC and may be deemed to have voting and dispositive power with respect to these shares. The business address of these accounts is 9348 Civic Center Drive, Beverly Hills, CA 90210.

DESCRIPTION OF CAPITAL STOCK

        This prospectus contains a summary description of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This summary description is not complete and is qualified in its entirety by: (i) the full text of our amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference herein as exhibits to our registration statement of which this prospectus forms a part, and (ii) the applicable provisions of Delaware law.

        Our authorized capital stock consists of 5,500,000,000 shares of stock, comprised of 2,000,000,000 shares of Class A Common Stock, par value $0.001 per share, 1,500,000,000 shares of Class B Common Stock, par value $0.001 per share ("Class B Common Stock"), 1,500,000,000 shares of Class C Common Stock, par value $0.001 per share ("Class C Common Stock"), and 500,000,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2018, there were 66,073,192 shares of Class A Common Stock outstanding, 415,904,443 shares of Class B Common Stock outstanding and no shares of Class C Common Stock or preferred stock outstanding. The number of authorized shares of any class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the vote of the holders of a majority of the voting power of all then-outstanding shares of Class A Common Stock, Class B Common Stock and any outstanding series of preferred stock entitled to vote thereon, voting together as one class.

Common Stock

        The rights of holders of Class A Common Stock, Class B Common Stock and Class C Common Stock are identical, except for the differences described below under "—Voting Rights," "—Dividend Rights" and "—Conversion Rights." Any authorized but unissued shares of Class A Common Stock, Class B Common Stock and Class C Common Stock are available for issuance by our board of directors without any further stockholder action, subject to any limitations imposed by the Marketplace Rules of The Nasdaq Stock Market, LLC (the "Nasdaq Rules").

Voting Rights

        Holders of Class A Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of Class B Common Stock are entitled to ten votes per share on all matters to be voted upon by stockholders. Holders of Class C Common Stock are not entitled to any votes per share (except as, and then only to the extent, otherwise required by the laws of Delaware, in which case holders of Class C Common Stock are entitled to one one-hundredth of a vote per share). None of the holders of Class A Common Stock, Class B Common Stock or Class C Common Stock have cumulative voting rights in the election of directors.

Dividend Rights

        Holders of Class A Common Stock, Class B Common Stock and Class C Common Stock are entitled to ratably receive dividends (other than in the event of a share distribution or an asset distribution, as further described below) if, as and when declared from time to time by our board of directors in its discretion out of funds legally available for that purpose, after payment of any dividends required to be paid on any outstanding preferred stock. Under Delaware law, we can only pay dividends either out of "surplus" or out of the current or the immediately preceding year's net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation's assets can be measured in a number of ways and may not necessarily equal their book value.

        In a distribution of shares of our common stock, we may distribute: (i) shares of Class C Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class C Common Stock), on an equal per share basis, to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock or (ii) (x) shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock), on an equal per share basis, to holders of Class A Common Stock, (y) shares of Class B Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class B Common Stock), on an equal per share basis, to holders of Class B Common Stock and (z) shares of Class C Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class C Common Stock), on an equal per share basis, to holders of Class C Common Stock.

        In a distribution of any other of our securities or the capital stock or other securities of another person or entity, we may choose to distribute: (i) identical securities, on an equal per share basis, to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, (ii) a separate class or series of securities to holders of shares of Class A Common Stock, a separate class of securities to holders of shares of Class B Common Stock and a separate class or series of securities to holders of shares of Class C Common Stock, on an equal per share basis, (iii) a separate class or series of securities to holders of shares of Class B Common Stock and a different class or series of securities to holders of shares of Class A Common Stock and Class C Common Stock, on an equal per share basis or (iv) a separate class or series of securities to holders of shares of Class C Common Stock and a different class or series of securities to holders of shares of Class A Common Stock and Class B Common Stock, on an equal per share basis, provided that, in the case of clause (ii), (iii) or (iv), the different classes or series of securities to be distributed are not different in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable), with either (x) holders of shares of Class B Common Stock receiving the class or series of securities having the highest relative voting rights or (y) holders of shares of Class B Common Stock and Class A Common Stock receiving a class or series of securities having the highest relative voting rights. A dividend involving a class or series of securities of another person or entity may be treated as a share distribution or as an asset distribution as determined by our board of directors.

        In a distribution of our assets (including shares of any class or series of capital stock of another person or entity owned by us) to holders of any class or classes of common stock, a dividend in cash and/or other property will be paid to holders of each other class of common stock then outstanding on an equal per share basis in an amount, in the case of a dividend consisting solely of cash, equal to the fair market value of such holders' ownership interest in the assets paid as a dividend pursuant to the asset distribution, or having a fair market value, in the case of any other dividend, equal to the fair market value of such holders' ownership interest in assets paid as a dividend pursuant to the asset distribution.

        Our board of directors has the power and authority to, in good faith, make all determinations regarding, among other things: (i) whether or not a dividend is an equal dividend per share or is declared and paid on an equal per share basis, (ii) whether one or more classes or series of securities differ in any respect other than their relative voting rights and (iii) any other interpretations that may be required under the dividend rights provisions of the amended and restated certificate of incorporation described above.

Conversion Rights

        Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder at any time on a share for share basis. The conversion ratio will in all events be equitably preserved in the event of any recapitalization of the Company by means of a stock dividend on, or a stock split or combination of, the outstanding shares of Class A Common Stock or of Class B

Common Stock, or in the event of any merger, consolidation or other reorganization of the Company with another corporation. Upon the conversion of a share of Class B Common Stock into a share of Class A Common Stock, the applicable share of Class B Common Stock will be retired and will not be subject to reissue. Shares of Class A Common Stock and shares of Class C Common Stock have no conversion rights.

Liquidation Rights

        Upon the liquidation, dissolution or winding up of the Company, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock are entitled to receive ratably the assets available for distribution to the stockholders after the rights of holders of shares of preferred stock have been satisfied.

Other Matters

        Shares of Class A Common Stock, Class B Common Stock and Class C Common Stock have no preemptive rights pursuant to the terms of our amended and restated certificate of incorporation and amended and restated bylaws. There are no redemption or sinking fund provisions applicable to shares of Class A Common Stock, Class B Common Stock or Class C Common Stock. All outstanding shares of Class A Common Stock and of Class B Common Stock are fully paid and non-assessable.

Listing

        Our Class A Common Stock is listed on The Nasdaq Global Select Market under the symbol "ANGI."

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A.

Preferred Stock

        Pursuant to our amended and restated certificate of incorporation, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights of the shares of the series (if any), the powers, preferences and relative, participation, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof as our board of directors from time to time may adopt by resolution (and without further stockholder approval, subject to any limitation imposed by Nasdaq Rules). The rights, preferences and privileges of such preferred stock may be greater than, and may adversely affect, the rights of our common stock. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the preferred stock of the series.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Other Agreements

        Certain provisions of the Delaware General Corporation Law (the "DGCL") and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interests, including attempts that might result in a premium being paid over the market price for the shares held by our stockholders.

Multi-Class Structure

        As discussed above, each share of Class B Common Stock has ten votes per share, while each share of Class A Common Stock (the only class of our stock that is publicly traded) has one vote per share. Except as provided in our amended and restated certificate of incorporation or by the DGCL, the holders of Class A Common Stock and the holders of Class B Common Stock vote on all matters (including the election of directors) together as one class. Our Class C Common Stock, of which no shares are outstanding, do not have any voting rights. IAC owns and controls all of the outstanding shares of Class B Common Stock, which at this time constitutes a substantial majority of both the total voting power and the total number of shares of our total outstanding capital stock. Even if IAC in the future owns significantly less than 50% of our total outstanding capital stock, because of the multi-class structure of our common stock and the higher relative voting rights of Class B Common Stock compared to Class A Common Stock, IAC will be able to control all matters in which the Class A Common Stock and the Class B Common Stock vote together as one class that are submitted to our stockholders for approval. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

Director Vacancies

        The DGCL provides that board vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

        Our amended and restated bylaws provide that vacancies and newly created directorships may be filled by the vote of a majority of the remaining directors elected by the stockholders who vote on such directorship (even if less than a quorum) or the vote or written consent of a majority of the voting power of the shares of our stock issued and outstanding and entitled to vote on such directorship (subject to the provisions of the Investor Rights Agreement, dated September 29, 2017 (the "Investor Rights Agreement"), by and between us and IAC, concerning two ANGI-Designated Directors (as such term is defined in the Investor Rights Agreement)).

No Cumulative Voting

        Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Special Meetings of Stockholders

        Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such other persons as may be authorized in the certificate of incorporation or the bylaws of the corporation.

        Our amended and restated bylaws provide that special meetings of the stockholders may be called by the chairman of our board of directors or by a majority of our directors. Our stockholders, however, may not call for a special meeting of the stockholders.

Amending Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of stockholders (except that, unless required by the certificate of incorporation, no meeting or vote of stockholders is required to adopt an amendment for certain specified changes) and (ii) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. If a class vote on the amendment is required by the DGCL, or by the certificate of incorporation, approval by a majority of the outstanding shares of stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL. Our amended and restated certificate of incorporation provides that we reserve the right to amend, alter, change or repeal any provision contained in the certificate of incorporation, as prescribed by the DGCL.

        Under the DGCL, the board of directors may adopt, amend or repeal a corporation's bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to adopt, amend or repeal bylaws.

        Our amended and restated certificate of incorporation and amended and restated bylaws allow the board of directors to adopt, amend or repeal the bylaws by the vote of a majority of all directors. Under the Investor Rights Agreement, however, up until the date on which the 2020 annual meeting of our stockholders is held, IAC has agreed not to vote in favor of any amendments to our certificate of incorporation or bylaws that would be inconsistent with certain provisions of the Investor Rights Agreement and would adversely affect the rights of holders of Class A Common Stock, other than as may be approved by the audit committee of our board of directors and a majority of the holders of Class A Common Stock.

Authorized but Unissued Shares

        Delaware companies are permitted to authorize shares that may be issued in the future. A substantial number of unissued shares of our Class A Common Stock, Class B Common Stock, Class C Common Stock and preferred stock are available for future issuances by our board of directors without stockholder approval, subject to any limitations imposed by Nasdaq Rules. Issuances of these shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of any authorized but unissued and unreserved Class A Common Stock, Class B Common Stock, Class C Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Jurisdiction

        Our amended and restated bylaws provide that a state court located within Delaware, or if no state court located within Delaware has jurisdiction, the federal district court for the District of Delaware, shall be the exclusive forum for all of the following: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for or based on breach of fiduciary duty owed by any current or former director or officer or other employee of the Company to us or to our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers or other employees pursuant to the DGCL, our certificate of incorporation, or our bylaws, (iv) any action asserting a claim relating to or involving us that is governed by the internal affairs doctrine or (v) any action asserting an "internal corporate claim," as defined under the DGCL.

Limitation on Liability and Indemnification of Directors and Officers

        Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation's stockholders in its name, a corporation may indemnify any person who is made or is threatened to be made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interest of the corporation and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified.

        The DGCL requires indemnification of directors and officers for expenses (including attorneys' fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third party action.

        Under DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it is ultimately determined that such person is not entitled to be indemnified.

        The DGCL permits the adoption of a provision in a corporation's certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith, (iii) engaging in intentional misconduct or a known violation of law, (iv) obtaining an improper personal benefit from a transaction or (v) paying a dividend or approving a stock repurchase or redemption that was illegal under applicable law.

        In addition, our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by law. Under our amended and restated bylaws, we are also expressly required to advance certain expenses to our directors and officers and are permitted to carry directors' and officers' insurance providing indemnification for our directors and officers for some liabilities.

Waiver of Corporate Opportunity of IAC and Officers and Directors of IAC

        The DGCL permits the adoption of a provision in a corporation's certificate of incorporation renouncing any interests or expectancy of a corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, director or stockholders.

        Our amended and restated certificate of incorporation includes a "corporate opportunity" provision that renounces any of our interests or expectancy: (i) to participate in any business of IAC or (ii) in any potential transaction or matter that may constitute a corporate opportunity for both (a) IAC and (b) us. Under this provision, we further recognize that (1) any of our directors or officers who are also officers, directors, employees or other affiliates of IAC or its affiliates (except that we will not be deemed affiliates of IAC or its affiliates for the purposes of this provision) and (2) IAC itself has no duty to offer or communicate information regarding such a corporate opportunity. The provision generally provides that neither IAC nor our officers or directors who are also officers or directors of IAC or its affiliates will be liable to us or our stockholders for breach of any fiduciary duty by reason of (i) such person's participation in any business on behalf of IAC or (ii) the fact that any such person pursues or acquires any corporate opportunity for the account of IAC or its affiliates, directs or transfers such corporate opportunity to IAC or its affiliates, or does not communicate information regarding such corporate opportunity to us. This renunciation does not extend to corporate opportunities expressly offered to one of our officers or directors solely in his or her capacity as an officer or director of us.

PLAN OF DISTRIBUTION

        The selling stockholders, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholders' interests in our Class A Common Stock other than through a public sale, may, in accordance with the Registration Rights Agreement, sell all or a portion of the shares of Class A Common Stock offered hereby from time to time in the future. If the shares of Class A Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Class A Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

  •
  purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts or commissions or agent commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent;

  •
  any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  the over-the-counter market;

  •
  transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  the writing of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades, including transactions in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  •
  purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  public or privately negotiated transactions;

  •
  the pledge of shares for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of such shares;

  •
  short sales or transactions to cover short sales;

  •
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

  •
  sales pursuant to Rule 144 under the Securities Act;

  •
  transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        A selling stockholder that is an entity may elect to make an in-kind distribution of shares of Class A Common Stock, on a pro rata basis or otherwise, to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders who are affiliates of ours received shares in any such distribution, such affiliates will also be selling stockholders and will be entitled to sell shares of Class A Common Stock pursuant to this prospectus.

        The selling stockholders may enter into sale, forward-sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward-sale or derivative transactions, the third parties may sell securities covered by this prospectus or the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the Class A Common Stock. The third parties may also use shares received under those sale, forward-sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

        In connection with sales of shares of Class A Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares of Class A Common Stock short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholders may also loan or pledge shares of Class A Common Stock to broker-dealers that in turn may sell or effect distributions of such shares. Such borrower or pledgee may also transfer those shares of Class A Common Stock to investors in our securities or the selling stockholders' securities or in connection with the offering of other securities not covered by this prospectus.

        The selling stockholders may also transfer, donate or gift shares of Class A Common Stock in other circumstances, in which case the pledgees, donees, transferees, assignees and successors-in-interest will be selling stockholders under this prospectus.

        If the selling stockholders sell shares of Class A Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any broker-dealer participating in the distribution of the shares of Class A Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Class A Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Class A Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

        Under the securities laws of some states, shares of Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states shares of Class A Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholders will sell any or all of its shares of Class A Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any shares of Class A Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of shares of Class A Common Stock to engage in market-making activities with respect to shares of Class A Common Stock. All of the foregoing may affect the marketability of shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to shares of Class A Common Stock.

        The selling stockholders will receive all of the net proceeds from the sale of any shares of Class A Common Stock under this prospectus. We are not selling any shares of Class A Common Stock under this prospectus and we will not receive any proceeds from the sale of shares of our Class A Common Stock by the selling stockholders. Pursuant to the Registration Rights Agreement, we are obligated to pay the cost of registering any offer and sale of the shares of Class A Common Stock covered by this prospectus, as well as certain related expenses; however, the selling stockholders are responsible for all discounts, selling commissions and other costs related to the offer and sale of their shares of Class A Common Stock pursuant to this prospectus. We have agreed to indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus.

        In addition, we or the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholders or their affiliates in the ordinary course of business.

 LEGAL MATTERS

        Unless otherwise specified in any accompanying prospectus supplement(s), Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will provide opinions regarding the authorization and validity of the shares of Class A Common Stock covered by this prospectus. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

        The consolidated and combined financial statements and the related notes and the financial statement schedule of ANGI Homeservices appearing in its Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements and the related notes and the financial statement schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other required information with the SEC. The public may read and copy any materials on file with the SEC at www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 14, 2018;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2018 and revised on May 1, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2017;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 10, 2018 and August 9, 2018, respectively;

  •
  our Current Reports on Form 8-K, filed with the SEC on June 29, 2018, October 12, 2018 and October 22, 2018; and

  •
  the description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 28, 2017, and any amendment or report filed for the purpose of updating such description.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) under the Exchange Act after the date of this prospectus and prior to the termination of the offering of Class A Common Stock pursuant to this prospectus shall also be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We will provide without charge upon written or oral request to each person to whom this prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to:

      Corporate Secretary
      ANGI Homeservices Inc.
      14023 Denver West Parkway
      Building 64
      Golden, CO 80401
      Telephone: (303) 963-7200

        We maintain a website at www.angihomeservices.com. The information on, or accessible through, our website or the websites of any of our brands and businesses is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the shares of Class A Common Stock offered pursuant to this prospectus.

1,504,082 Shares

ANGI Homeservices Inc.

Class A Common Stock

Prospectus Supplement

Goldman Sachs & Co. LLC

                                , 2018